CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements and related Prospectuses of Dollar General Corporation listed below of our reports dated April 5, 2005, with respect to the consolidated financial statements of Dollar General Corporation, Dollar General Corporation management’s assessment of  the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Dollar General Corporation, included in this Annual Report (Form 10-K) for the year ended January 28, 2005:

Form S-8, Registration No. 333-102653, and Form S-8, Registration No. 333-65789, each pertaining to the Dollar General Corporation 401(k) Savings and Retirement Plan.

Form S-4, Registration No. 333-42704, pertaining to the offer to exchange up to $200,000,000 of 8 5/8% Exchange Notes due June 15, 2010 for any and all outstanding 8 5/8% Notes due
June 15, 2010.

Form S-8, Registration No. 333-93309, pertaining to the Dollar General Corporation Supplemental Executive Retirement Plan and Compensation Deferral Plan (n/k/a Dollar General Corporation CDP/SERP Plan).

Form S-8, Registration No. 333-120126, pertaining to the Dollar General Corporation CDP/SERP Plan and Deferred Compensation Plan for Non-Employee Directors.

Form S-8, Registration No. 333-09448, and Form S-8, Registration No. 333-105900, each pertaining to the Dollar General Corporation 1998 Stock Incentive Plan.

Form S-8, Registration No. 333-00141, pertaining to the Dollar General Corporation 1995 Employee Stock Incentive Plan and the 1995 Stock Option Plan for Outside Directors.

Form S-8, Registration No. 33-51589, pertaining to the Dollar General Corporation 1993 Employee Stock Incentive Plan.

Form S-8, Registration No. 33-31827, pertaining to the Dollar General Corporation 1989 Employee Stock Incentive Plan.

Form S-8, Registration No. 333-113645, pertaining to the Dollar General Corporation Employment Agreement with David A. Perdue.

/s/ Ernst & Young LLP

Nashville, Tennessee

April 5, 2005